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                           CONSENT OF MARK GEMBICKI

     I consent to the reference to me as a person to be appointed a Director of Litronic Inc. under the captions "Prospectus Summary," "Management" and "Principal Stockholders" in the Prospectus included in the Registration Statement on Form S-1 of Litronic Inc.

                               /s/ Mark Gembicki
                               -----------------
                               Mark Gembicki

May 3, 1999

Annapolis, Maryland
[City and State of Execution]